UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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ePlus inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2017

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, VA 20171-3413
(Address, including zip code, of principal executive offices)

(703) 984-8400
(Registrant’s telephone number, including area code)

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 6, 2017, the Compensation Committee (the "Committee") of the Board of Directors of ePlus inc. ("ePlus' or the "Company") approved amended and restated employment agreements (the "A&R Agreements") for the Company's three executive officers:  Phillip G. Norton, Executive Chairman; Mark P. Marron, Chief Executive Officer and President; and Elaine D. Marion, Chief Financial Officer (collectively, the "executives").

In light of changes in prevailing governance and compensation practices, the Company's Compensation Committee re-evaluated the triggering events related to change in control transactions in the Company's executive officer employment agreements.   Consequently, the Committee has entered into the A&R Agreements with the executive officers.  The A&R Agreements no longer contain a "single trigger" in the event of a change in control.

In addition to the change to a double-trigger, the A&R Agreements modified the definition of "Good Reason" to permit the executives to resign for Good Reason in the event of any material acts of dishonesty by the Company, or an illegal act or instruction by the Company, which directly affect the executive and not withdrawn by the Company after notice of alleged illegality, and in the event the executives' principal office location is changed to more than twenty miles from the Company's Herndon, Virginia headquarters.  Some additional minor changes were made to the A&R Agreements, including updating the Release.  Other than with regard to eliminating the "single trigger" in the event of a change in control, no aspect of the executives' compensation was affected by the change.

Mr. Marron, Mr. Norton and Ms. Marion have also agreed to non-solicitation, non-compete and confidentiality provisions in their respective agreements.

All of the above-described compensation changes were approved on September 6, 2017, by ePlus' Compensation Committee, which is comprised entirely of independent directors.

The preceding description of Messrs. Marron's and Norton's and Ms. Marion's A&R Agreements is a summary and is qualified in its entirety by the employment agreements filed herewith as Exhibits 10.1, 10.2 and 10.3, all of which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between ePlus inc. and Mark P. Marron, effective September 6, 2017

10.2	Amended and Restated Employment Agreement between ePlus inc. and Phillip G. Norton, effective September 6, 2017

10.3	Amended and Restated Employment Agreement between ePlus inc. and Elaine D. Marion, effective September 6, 2017

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: September 6, 2017